EXHIBIT 10.5
Recording requested by, and
when recorded, mail to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Jeffrey D. Lowe, Esq.
DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT
From
WEST CORPORATION, as Trustor
To
CHICAGO TITLE INSURANCE COMPANY, as Trustee
And
LEHMAN COMMERCIAL PAPER INC., as Beneficiary

Dated: October 24, 2006
Premises:
Omaha, Nebraska
Douglas County

THIS INSTRUMENT IS TO BE INDEXED AS BOTH A DEED OF TRUST AND A FIXTURE FILING FILED AS A FINANCING STATEMENT dated as of October 24, 2006 (this “Deed Trust”), by WEST CORPORATION, a Delaware corporation, having an office at 11808 Miracle Hills Drive, Omaha, Nebraska 68154 (“Trustor”), to CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, as trustee (“Trustee”), whose address is 106 W. 11th Street, Kansas City, Missouri 64105, for the use and benefit of LEHMAN COMMERCIAL PAPER INC., having an office at 745 Seventh Avenue, New York, New York 10019 (“Beneficiary”) as Administrative Agent for the Secured Parties (as such terms are defined below) .
WITNESSETH THAT:
     Reference is made to (i) the Credit Agreement dated as of October 24, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trustor, as Borrower (the “Borrower”), Beneficiary, as Administrative Agent (the “Administrative Agent”), Deutsche Bank Securities Inc. and Bank of America, N.A. as syndication agents, Wachovia Capital Markets, LLC and General Electric Capital Corporation as Co-Documentation Agents and the several financial institutions and other entities from time to time parties thereto (collectively, the "Lenders”), (ii) the Guaranty (as defined in the Credit Agreement),and (iii) the Security Agreement (as defined in the Credit Agreement). Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.
     In the Credit Agreement, (i) the Lenders have agreed to make term loans (the “Term Loans”) and revolving credit loans (the “Revolving Loans”) to the Borrower, (ii) the Swingline Lender has agreed to make swingline loans to the Borrower (the “Swing Line Loans”, together with Term Loans and Revolving Loans, the “Loans”) and (iii) the L/C Issuers have issued or agreed to issue from time to time Letters of Credit for the account of the Borrower, in each case pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement. Amounts paid in respect of Term Loans may not be reborrowed. Subject to the terms of the Credit Agreement, the Borrower may borrow, prepay and reborrow Revolving Loans. The Credit Agreement provides that the sum of the principal amount of the Loans and the Letters of Credit from time to time outstanding and secured hereby shall not exceed $2,350,000,000.00.
     The obligations of the Lenders to make Loans and of the L/C Issuers to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Trustor of this Deed of Trust in the form hereof to secure the Secured Obligations (as defined in the Security Agreement).
     Pursuant to the requirements of the Credit Agreement, the Trustor is granting this Deed of Trust to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Trustor of the Secured

Obligations (as defined in the Security Agreement). The Credit Agreement also requires the granting by other Loan Parties of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Secured Obligations (as defined in the Security Agreement).
Granting Clauses
     NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Secured Obligations (as defined in the Security Agreement) for the benefit of the Secured Parties (as defined in the Security Agreement), Trustor hereby grants, conveys, mortgages, assigns and pledges to the Trustee, in trust with POWER OF SALE, for the use and benefit of the Beneficiary, its successors and assigns, a mortgage lien on and a security interest in all of Trustor’s right, title, and interest in and to, all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:
     (1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Trustor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);
     (2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);
     (3) subject to the terms of the Security Agreement, all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Trustor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);
     (4) subject to the terms of the Security Agreement, all general intangibles owned by Trustor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);
     (5) all now or hereafter existing leases or licenses (under which Trustor is landlord or licensor) and subleases (under which Trustor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Trustor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);
     (6) except as may be provided to the contrary in the Credit Agreement, all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including Proceeds of insurance maintained by the Trustor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Trustor covering any interest in the Mortgaged Property or required by the Credit Agreement; and
     (7) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Trustor or constructed, assembled or placed by the Trustor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Trustor, all of which shall become subject to the lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by the Trustor and specifically described herein.
provided that notwithstanding anything to the contrary in this Deed of Trust, this Deed of Trust shall not constitute a grant of a security interest in any general intangible, investment property or other such rights of a Trustor arising under any contract, lease, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such general intangible, investment property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided however, that the limitation set forth above shall not affect, limit, restrict or impair the grant by Trustor of a security interest pursuant to this Deed of Trust in any such Mortgaged Property to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC. Trustor shall, if requested to do so by the Beneficiary, use commercially reasonably efforts to obtain any such required consent that is reasonably obtainable with respect to Mortgaged Property which the Beneficiary reasonably determines to be material.
     TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee, as trustee for the Beneficiary, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to permitted encumbrances pursuant to Section 7.01 of the Credit Agreement (“Permitted Encumbrances”) and to satisfaction and release as provided in Section 3.04.

ARTICLE I
Representations, Warranties and Covenants of Trustor
     Trustor agrees, covenants, represents and/or warrants as follows:
     SECTION 1.01. Title, Mortgage Lien.
          (a) Trustor has good and marketable fee simple title to the Mortgaged Property, subject only to Permitted Encumbrances.
          (b) This Deed of Trust and the Uniform Commercial Code Financing Statements described in Section 1.09 of this Deed of Trust, when duly recorded in the public records identified in the Perfection Certificate (as defined in the Security Agreement), will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property to the extent perfection can be obtained by filing uniform commercial code financing statements.
          (c) Trustor will forever warrant and defend its title to the Mortgaged Property, the rights of Trustee and Beneficiary therein under this Deed of Trust and the validity and priority of the lien of this Deed of Trust thereon against the claims of all persons and parties except those having rights under Permitted Encumbrances to the extent of those rights.
     SECTION 1.02. Credit Agreement. This Deed of Trust is given pursuant to the Credit Agreement. Trustor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Secured Obligations in accordance with the terms of the Loan Documents.
     SECTION 1.03. Maintenance of Mortgaged Property. Trustor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.
     SECTION 1.04. Insurance. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Trustor will purchase flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.
     SECTION 1.05. Casualty Condemnation/Eminent Domain. Trustor shall give Beneficiary prompt written notice of any material casualty or other material damage to the Mortgaged Property or any proceeding that Trustor receives notice of for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by the Credit Agreement. Net Cash Proceeds received by or on behalf of the Trustor in respect of any such casualty, damage or taking shall be applied in accordance with the Credit Agreement.

     SECTION 1.06. Assignment of Leases and Rents. i) Trustor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Trustor of the Secured Obligations. Trustor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Trustee for the benefit of Beneficiary.
          (a) All Leases entered into by Trustor after the date hereof shall be subordinate to the lien of this Deed of Trust. Trustor will not enter into, modify or amend any Lease if such Lease, as entered into, modified or amended, will not be subordinate to the lien of this Deed of Trust.
          (b) Subject to Section 1.07(d), Trustor has assigned and transferred to Trustee all of Trustor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Trustor, it being intended that this assignment establish, subject to Section 1.07(d), an absolute transfer and assignment of all Rents and all Leases to Trustee and not merely to grant a security interest therein. Subject to Section 1.07(d), Trustee or Beneficiary may in Trustor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Beneficiary shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.
          (c) So long as an Event of Default shall not have occurred and be continuing, Beneficiary will not exercise any of its rights under Section 1.07(c), and Trustor shall receive and collect the Rents accruing under any Lease; but after the happening and during the continuance of any Event of Default, Beneficiary may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Trustor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Beneficiary to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Beneficiary without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Trustor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Beneficiary. Each tenant or any of such tenant’s successors in interest from whom Beneficiary or any officer, agent, attorney or employee of Beneficiary shall have collected any Rents, shall be authorized to pay Rents to Trustor only after such tenant or any of their successors in interest shall have received written notice from Beneficiary that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Beneficiary to such tenant or any of its successors in interest.

          (d) Neither Trustee nor Beneficiary will become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, neither Trustee nor Beneficiary shall be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person.
          (e) Trustor shall furnish to Beneficiary, within 30 days after a request by Beneficiary to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, the terms of any Lease, the space occupied and the rentals and/or other amounts payable thereunder.
     SECTION 1.07. Security Agreement. This Deed of Trust is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”). Trustor has hereby granted unto Beneficiary a security interest in and to all the Mortgaged Property described in this Deed of Trust that is not real property, and simultaneously with the recording of this Deed of Trust, Trustor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Trustor to perfect the security interest granted by this Deed of Trust in all the Mortgaged Property that is not real property to the extent perfection can be obtained by the filing of UCC financing statements. Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Trustor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Beneficiary shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Trustee or Beneficiary hereunder and under the Subsidiary Guaranty.
     SECTION 1.08. Filing and Recording. Trustor will cause this Deed of Trust, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interests of Trustee and Beneficiary in, the Mortgaged Property until this Deed of Trust is terminated and released in full in accordance with Section 3.04 hereof. Trustor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Deed of Trust, UCC continuation statements any deed of trust supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.
     SECTION 1.09. Further Assurances. Upon demand by Beneficiary, Trustor will, at the cost of Trustor and without expense to Trustee or Beneficiary, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, notices of assignment, transfers and assurances as Trustee or Beneficiary shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Trustee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust, and on demand, Trustor will also execute and deliver and hereby appoints Trustee as its true and lawful attorney-in-fact and agent, for Trustor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Trustee or Beneficiary to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing reasonably requested to be done to accomplish the same.
     SECTION 1.10. Additions to Mortgaged Property. All right, title and interest of Trustor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Trustor or constructed, assembled or placed by Trustor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, deed of trust, conveyance, assignment or other act by Trustor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely and with the same effect as though now owned by Trustor and specifically described in the grant of the Mortgaged Property above, but at any and all times Trustor will execute and deliver to Trustee any and all such further assurances, mortgages, conveyances or assignments thereof as Trustee or Beneficiary may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Deed of Trust.
     SECTION 1.11. No Claims Against Trustee, Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by Trustee or Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Trustor or Beneficiary any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Trustee or Beneficiary in respect thereof.
     SECTION 1.12. Fixture Filing.

          (a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Deed of Trust, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.
          (b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Trustor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Trustor set forth in the first paragraph of this Deed of Trust, and the name of the secured party for purposes of this financing statement is the name of the Beneficiary set forth in the first paragraph of this Deed of Trust. The mailing address of the Trustor/debtor is the address of the Trustor set forth in the first paragraph of this Deed of Trust. The mailing address of the Beneficiary/secured party from which information concerning the security interest hereunder may be obtained is the address of the Beneficiary set forth in the first paragraph of this Deed of Trust. Trustor’s organizational identification number is 2372664.
ARTICLE II
Defaults and Remedies
     SECTION 2.01. Events of Default. Any Event of Default under the Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Deed of Trust.
     SECTION 2.02. Demand for Payment. If an Event of Default shall occur and be continuing, then, upon written demand of Trustee or Beneficiary, Trustor will pay to Beneficiary all amounts due hereunder and under the Credit Agreement, the Subsidiary Guaranty and the Security Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees (to the extent permitted by the laws of the state in which the Mortgaged Property is located), disbursements and expenses incurred by Trustee or Beneficiary, and Trustee and Beneficiary shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Trustor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.
     SECTION 2.03. Rights To Take Possession, Operate and Apply Revenues. If an Event of Default shall occur and be continuing, Trustor shall, upon demand of Beneficiary, forthwith surrender to Beneficiary actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Beneficiary itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Trustor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Trustor.
          (a) If Trustor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Beneficiary, Beneficiary may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Trustor to deliver immediate possession of the Mortgaged Property to Beneficiary, to the entry of which judgment or decree Trustor hereby specifically consents. Trustor will pay to Beneficiary, as the case may be, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary’s attorneys and agents, to the extent permitted by the laws of the state in which the Mortgaged Property is located and all such expenses and compensation shall, until paid, be secured by this Deed of Trust.
          (b) Upon every such entry or taking of possession, Beneficiary may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured, (iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Trustor to the same extent as Trustor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Beneficiary, all as may from time to time be directed or determined by Beneficiary to be in its best interest and Trustor hereby appoints Beneficiary as its true and lawful attorney-in-fact and agent, for Trustor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Beneficiary may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Beneficiary may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Beneficiary Beneficiary, Beneficiary shall apply the remainder of the moneys and proceeds so received first to the payment of the Beneficiary for the satisfaction of the Secured Obligations, and second, if there is any surplus, to Trustor, subject to the entitlement of others thereto under applicable law.
          (c) Whenever, before any sale of the Mortgaged Property under Section 2.06, all Secured Obligations that are then due shall have been paid and all Events of Default fully cured, Beneficiary will surrender possession of the Mortgaged Property back to Trustor, its successors or assigns. The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.
     SECTION 2.04. Right To Cure Trustor’s Failure to Perform. Should Trustor fail in the payment, performance or observance of any term, covenant or condition required by this Deed of Trust or the Credit Agreement (with respect to the Mortgaged Property), Beneficiary may pay, perform or observe the same, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, within 10 days of demand repaid by Trustor to Beneficiary. Beneficiary shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Trustor, to any person in possession holding under Trustor or to any other person.
     SECTION 2.05. Right to a Receiver. If an Event of Default shall occur and be continuing, Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Trustor shall pay to Beneficiary within 10 days of demand, all reasonable expenses, including receiver’s fees, reasonable attorney’s fees (to the extent permitted by the laws of the state in which the Mortgaged Property is located) and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Deed of Trust and shall be within 10 days of demand, repaid by Trustor to Beneficiary.
     SECTION 2.06 Foreclosure and Sale. (a) Upon the occurrence and during the continuance of one or more Events of Default, Beneficiary may declare all indebtedness secured hereby immediately due and payable and, at the option of Beneficiary, this Deed of Trust may be foreclosed in the manner provided by law for the foreclosure of mortgages on real property or may be sold in the manner provided in the Nebraska Trust Deeds Act, Neb. Rev. Stat. § 76-1001, et seq. under the power of sale conferred upon the Trustee hereunder.
     (b) If the Mortgaged Property is sold pursuant to the power of sale conferred upon Trustee hereunder, Trustee shall cause to be filed of record a written notice of default and election to sell the Mortgaged Property. After the lapse of such time as then may be required by law following recordation of such notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Mortgaged Property, either as a whole or in separate parcels, and in such order as it or Beneficiary may determine, at public auction to the highest bidder. Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement at the time and place of sale, and from time to time thereafter may postpone the sale by public announcement at the time and place fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying any Mortgaged Property so sold, but without any covenant or warranty, express or implied. The recital in such deed of any matters of fact or otherwise shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee or Beneficiary, may purchase at such sale. Trustee shall apply the proceeds of the Trustee’s sale, first, to the costs and expenses of exercising the power of sale and of the sale, including the payment of Trustee’s fees actually incurred, second, to the payment of any Secured Obligations, third, to the payment of junior trust deeds, mortgages or other liens, and the balance, if any, to the person or persons legally entitled thereto.
     (c) Trustor agrees, for itself and any and all persons or concerns claiming by, through or under Trustor, that if one or more of Trustor or any such persons or concerns shall hold possession of the Mortgaged Property, or any part thereof, subsequent to the Trustee’s or judicial sale hereunder, it, or the parties so holding possession, shall become, and be considered as, tenants at will of the purchaser or purchasers at either such sale; and any such tenant failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to such purchaser or purchasers for reasonable rental of the Mortgaged Property, and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages which may be sustained by any such tenant as a result thereof are hereby expressly waived.
     SECTION 2.07 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Trustor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Secured Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Trustee or Beneficiary, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Secured Obligations and marshaling in the event of foreclosure of this Deed of Trust.
     SECTION 2.08 Discontinuance of Proceedings. In case Trustee shall proceed to enforce any right, power or remedy under this Deed of Trust by power of sale, foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Trustee, then and in every such case Trustor and Trustee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Trustee and Beneficiary shall continue as if no such proceeding had been taken.
     SECTION 2.09 Suits To Protect the Mortgaged Property. Trustee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Deed of Trust, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Trustee or Beneficiary hereunder.
     SECTION 2.10 Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Trustor, Trustee or Beneficiary shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Trustee and Beneficiary allowed in such proceedings for the Secured Obligations secured by this Deed of Trust at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.
     SECTION 2.11 Possession by Trustee, Beneficiary. Notwithstanding the appointment of any receiver, liquidator or trustee of Trustor, any of its property or the Mortgaged Property, Trustee or Beneficiary shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Deed of Trust to Trustee in accordance with the terms hereof and applicable law.
     SECTION 2.12 Waiver. (a) No delay or failure by Trustee or Beneficiary to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary, as the case may be. No consent or waiver by Trustee or Beneficiary to or of any breach or Event of Default by Trustor in the performance of the Secured Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Secured Obligations by Trustor hereunder. No failure on the part of Trustee or Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Trustee or Beneficiary of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Trustor.
     (b) Even if Trustee or Beneficiary (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Deed of Trust, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Trustee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Trustee or Beneficiary from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Trustee, shall this Deed of Trust be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Trustee and Beneficiary are hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.
     SECTION 2.13 Waiver of Trial by Jury. To the fullest extent permitted by applicable law, Trustor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein.
     SECTION 2.14 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Trustee or Beneficiary by this Deed of Trust is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.
ARTICLE III
Miscellaneous
     SECTION 3.01. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Trustee or Beneficiary, not affect any other provision of this Deed of Trust, and this Deed of Trust shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.
     SECTION 3.02. Notices. All notices and communications hereunder shall be in writing and given to Trustor in accordance with the terms of the Credit Agreement at the address set forth on the first page of this Deed of Trust and to the Trustee and Beneficiary as provided in the Credit Agreement. Each party to this Deed of Trust hereby requests that a copy of any notice of default and copy of any notice of sale hereunder be mailed to such party at the address set forth herein at the same time and in the same manner required as if a separate request had been filed by such party.
     SECTION 3.03. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Trustor and the successors and assigns of Trustee.

     SECTION 3.04. Satisfaction and Cancellation. The conveyance to Trustee of the Mortgaged Property as security created and consummated by this Deed of Trust shall be null and void when all the Secured Obligations have been indefeasibly paid in full in accordance with the terms of the Loan Documents and the Lenders have no further commitment to make Loans under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.
          (a) Upon a sale or financing by Trustor of all or any portion of the Mortgaged Property that is permitted by the Credit Agreement, the lien of this Deed of Trust shall be automatically released from the applicable portion of the Mortgaged Property. Trustor shall give the Trustee reasonable written notice of any sale or financing of the Mortgaged Property prior to the closing of such sale or financing.
          (b) In connection with any termination or release pursuant to paragraph (a), Beneficiary shall, upon written request by Trustor or Trustor’s successor in interest or designated representative or by the holder of a junior deed of trust or junior mortgagee, deliver to such requesting party within the period specified by the Nebraska Trust Deeds Act, a reconveyance in recordable form duly executed by Trustee. The Beneficiary shall, upon written request, deliver this Deed of Trust, all at the expense of the Trustor. Trustee shall execute any documents reasonably requested by Trustor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and Trustor will pay all reasonable costs and expenses, including reasonable attorneys’ fees (to the extent permitted by the laws of the state where the Mortgaged Property is located), disbursements and other charges, incurred by Trustee and Beneficiary in connection with the preparation and execution of such documents.
     SECTION 3.05. Definitions. As used in this Deed of Trust, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Trustee or Beneficiary is permitted to perform hereunder may be performed at any time and from time to time by Trustee or Beneficiary, or by any person or entity designated by Trustee or Beneficiary. Any act that is prohibited to Trustor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Trustee as attorney-in-fact for Trustor under the Deed of Trust is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, each of Trustee and Beneficiary has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.
     SECTION 3.06. Multisite Real Estate Transaction. Trustor acknowledges that this Deed of Trust is one of a number of Other Mortgages and Collateral Documents that secure the Secured Obligations. Trustor agrees that the lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Trustee or Beneficiary, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Beneficiary of any security for or guarantees of any of the Secured Obligations hereby secured, or by any failure, neglect or omission on the part of Trustee or Beneficiary to realize upon or protect any Secured Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Collateral Documents. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Secured Obligations secured or of any of the collateral security therefor, including the Other Mortgages and other Collateral Documents or of any guarantee thereof, and Beneficiary may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Collateral Documents without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Beneficiary’s rights and remedies under any or all of the Other Mortgages and other Collateral Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Deed of Trust and any exercise of the rights or remedies of Trustee or Beneficiary hereunder shall not impair the lien of any of the Other Mortgages and other Collateral Documents or any of Beneficiary’s rights and remedies thereunder. Trustor specifically consents and agrees that Beneficiary may exercise its rights and remedies hereunder and under the Other Mortgages and other Collateral Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.
     SECTION 3.07. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Trustor and Trustee or Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate Deed of Trust, lien or encumbrance.
ARTICLE IV
Particular Provisions
     This Deed of Trust is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:
     SECTION 4.01. Applicable Law; Certain Particular Provisions. This Deed of Trust shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Trustor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Trustor and Trustee agree to submit to jurisdiction and the laying of venue for any suit on this Deed of Trust in the state where the Mortgaged Property is located. The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions contained in the body of this Deed of Trust and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.
     SECTION 4.02. General Authority of the Beneficiary. By acceptance of the benefits of this Deed of Trust, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Beneficiary as its agent hereunder, (b) to confirm that the Beneficiary shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Deed of Trust against Trustor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Mortgaged Property or Trustor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Deed of Trust against any Trustor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Deed of Trust and (d) to agree to be bound by the terms of this Deed of Trust.
THE REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered to Trustee by Trustor on the date of the acknowledgment attached hereto.

WEST CORPORATION

By:	/s/ Paul M. Mendlik

Name:	Paul M. Mendlik
Title:	Chief Financial Officer and Treasurer

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